Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-139082, 333-138796, 333-129756, 333-132886,
333-129756, 333-36682, 333-43750, 333-64414, 333-72553, 333-74390, 333-103231,
333-120742 and 333-112356) and Forms S-8 (Nos. 333-35992, 333-56216 and
333-112935) of SIGA Technologies, Inc. of our report dated March 8, 2007 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 13, 2007